Exhibit 20.1
Page 1 of 3

                     Navistar Financial 1994 - A Owner Trust
                              For the Month of July
                      Distribution Date of August 15, 1997
                            Servicer Certificate #40


Original Pool Amount                                      $280,021,471.35

Beginning Pool Balance                                     $31,897,695.36
Beginning Pool Factor                                           0.1139116

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,705,951.73
     Interest Collected                                       $223,105.45

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $264,910.55
Total Additional Deposits                                     $264,910.55

Repos / Chargeoffs                                             $47,734.31
Aggregate Number of Notes Charged Off                               37

Total Available Funds                                       $3,082,876.19

Ending Pool Balance                                        $29,255,100.86
Ending Pool Factor                                              0.1044745

Servicing Fee                                                  $26,581.41

Repayment of Servicer Advances                                $111,091.54

Reserve Account:
     Beginning Balance  (see Memo Item)                     $5,910,362.16
     Target Percentage                                               6.50%
     Target Balance                                                N/A
     Minimum Balance                                        $5,600,429.43
     (Release) / Deposit                                     ($309,932.73)
     Ending Balance                                         $5,600,429.43

Current Weighted Average APR:                                       8.287%
Current Weighted Average Remaining Term (months):                   14.27

Delinquencies                                                Dollars      Notes
     Installments:              1 - 30 days                 $398,453.39     288
                                31 - 60 days                 $70,100.08      57
                                60+  days                    $47,537.98      21

     Total:                                                 $516,091.45     302

     Balances:                  60+  days                   $182,697.74      21

Memo Item - Reserve Account
     Prior Month                                          $5,600,429.43
+    Invest. Income                                          $25,784.85
+    Excess Serv.                                           $284,147.88
+    Transfer (to) / from Collections Account                     $0.00
     Beginning Balance                                    $5,910,362.16


Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  July

                                                                                     NOTES
                                                                   (Money Market)
                                                    TOTAL           CLASS A - 1        CLASS A - 2        CERTIFICATES
                                               $280,021,471.35     $89,606,000.00    $180,614,000.00     $9,801,471.35
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             95.50%             4.50%
     Turbo Percentages                                                     100.00%              0.00%             0.00%
     Coupon                                                                  4.53%              5.93%             6.26%

Beginning Pool Balance                          $31,897,695.36
Ending Pool Balance                             $29,255,100.86

Collected Principal                              $2,594,860.19
Collected Interest                                 $223,105.45
Charge - Offs                                       $47,734.31
Liquidation Proceeds / Recoveries                  $264,910.55
Servicing                                           $26,581.41
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,056,294.78

Beginning Balance                               $26,082,419.62              $0.00     $23,675,935.60     $2,406,484.02

Interest Due                                       $129,552.40              $0.00        $116,998.58        $12,553.82
Interest Paid                                      $129,552.40              $0.00        $116,998.58        $12,553.82
Principal Due                                    $2,642,594.50              $0.00      $2,523,677.75       $118,916.75
Principal Paid                                   $2,642,594.50              $0.00      $2,523,677.75       $118,916.75
Turbo Principal                                          $0.00              $0.00              $0.00             $0.00

Ending Balance                                  $23,439,825.12              $0.00     $21,152,257.85     $2,287,567.27
Note / Certificate Pool Factor                                             0.0000             0.1171            0.2334
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,772,146.90              $0.00      $2,640,676.33       $131,470.57

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $284,147.88
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $5,910,362.16
(Release) / Draw                                  ($309,932.73)
Ending Reserve Acct Balance                      $5,600,429.43

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                    4                 3                 2                  1
                                              Mar-97               Apr-97            May-97             Jun-97            Jul-97

Beginning Pool Balance                   $45,202,827.69       $40,677,637.86     $37,826,234.86    $34,973,376.07    $31,897,695.36

A)   Loss Trigger:
Principal of Contracts Charged Off          $147,476.07            $1,967.50        $197,400.82         $7,168.32        $47,734.31
Recoveries                                   $33,328.76          $214,778.68        $162,860.60        $78,351.18       $264,910.55

Total Charged Off (Months 5, 4, 3)          $346,844.39
Total Recoveries (Months 3, 2, 1)           $506,122.33
Net Loss / (Recoveries) for 3 Mos          ($159,277.94)(a)

Total Balance (Months 5, 4, 3)          $123,706,700.41 (b)

Loss Ratio Annualized  [(a/b) * (12)]           -1.5451%

Trigger:  Is Ratio > 1.5%                            No
                                                                                      May-97             Jun-97            Jul-97

B)   Delinquency Trigger:                                                           $235,073.17       $173,517.25       $182,697.74
     Balance delinquency 60+ days                                                       0.62146%          0.49614%          0.57276%
     As % of Beginning Pool Balance                                                     0.70913%          0.76931%          0.56345%
     Three Month Average

Trigger:  Is Average > 2.0%                          No

C)   Noteholders Percent Trigger:                2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                          No


Navistar Financial Corporation


by: /s/ R. W. Cain
           R. W. Cain
           Vice President and Treasurer